AMENDMENT NO. 5
                                       TO
                         RECEIVABLES PURCHASE AGREEMENT


          THIS AMENDMENT NO. 5 TO RECEIVABLES PURCHASE AGREEMENT (the "Amendment") dated as of August 25, 1998 is entered into by and among APR FUNDING CORPORATION, a Delaware corporation (the "Seller"), UNIVERSAL PREMIUM ACCEPTANCE CORPORATION, a Missouri corporation, individually ("UPAC") and as Servicer (in such capacity, the "Servicer"), TRANSFINANCIAL HOLDINGS, INC. (formerly known as Anuhco, Inc.), a Delaware corporation (the "Parent"), EAGLEFUNDING CAPITAL CORPORATION, a Delaware corporation (the "Purchaser"), and BANKBOSTON, N.A. (formerly known as THE FIRST NATIONAL BANK OF BOSTON) (as "Agent", as "Custodian" and in its individual capacity). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in Appendix A to the "Agreement" (as defined below).


                              W I T N E S S E T H:

          WHEREAS, the Seller, UPAC, the Servicer, the Parent, the Purchaser and the Agent have entered into that certain Receivables Purchase Agreement dated as of December 31, 1996 (as the same shall have been amended through the date hereof, the "Agreement"; the terms defined therein being used herein as therein defined unless otherwise defined herein), pursuant to which, among other things, the Seller has agreed to sell to the Purchaser, and the Purchaser has agreed to purchase from the Seller, undivided percentage interests in the Seller's Receivables;

          WHEREAS, pursuant to certain correspondence received by the Purchaser from the Virginia Bureau of Insurance (the "Bureau"), all Receivables in the Receivables Pool owing by Direct Obligors resident in the Commonwealth of Virginia (collectively, "Virginia Receivables") have become Adverse Determination Receivables;

          WHEREAS, under Section 3.07(b) of the Agreement, upon the Purchaser's demand, the Seller is required to repurchase the Purchaser's ownership interest in Adverse Determination Receivables at the end of related applicable Yield Periods;

          WHEREAS, the Purchaser is so demanding the repurchase of its ownership interest in the Virginia Receivables under Section 3.07(b) of the Agreement; and

          WHEREAS, in accordance with certain instructions received by the Purchaser from the Bureau, the parties hereto have agreed to modify certain terms and provisions of the Agreement as set forth herein in order to avoid the inclusion, after the effectiveness of this Amendment, of any additional Virginia Receivables in the Receivables Pool;
          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          SECTION 1.  REPURCHASE OF ADVERSE DETERMINATION RECEIVABLES.  The

Purchaser hereby demands that the Seller repurchase the Purchaser's ownership interest in all of the Virginia Receivables outstanding at the opening of
business of the Servicer on                 , 1998 (the "Repurchase Date")
(which date corresponds with the end of a Yield Period) for a repurchase price calculated on such day in accordance with the terms of Section 3.07(b) of the Agreement (the "Repurchase Price"). The Seller represents and warrants that attached hereto as Exhibit A is a complete and accurate list of all Virginia

Receivables outstanding at the opening of business of the Servicer on
                , 1998 (the "Estimation Date"), and a calculation of the corresponding estimated repurchase price based on Virginia Receivables outstanding at the opening of business on the Estimation Date. The Seller covenants that it shall calculate the Repurchase Price on and as of the opening of business of the Servicer on the Repurchase Date, and shall give prompt notice to the Purchaser of the Repurchase Price (in all events, such notice to be given no later than 10:30 A.M. Boston, Massachusetts time on the same day). In the event that the Seller requests that the Purchaser make an additional Purchase on the Repurchase Date under Section 1.02(a) of the Agreement, the Seller shall also calculate, and give the Purchaser notice of, an amount equal to the remainder of the Repurchase Price minus the amount otherwise payable by the

Purchaser to the Seller in respect of such Purchase (such net amount being (x) the "Net Seller Remittance" in the event such net amount is positive, and (y) the "Net Purchaser Remittance" in the event such net amount is negative). Immediately upon (i) receipt by the Purchaser from the Seller of the notice of the Repurchase Price, and (ii) (A) receipt of the amount of the Repurchase Price in the Purchaser's account at Bankers Trust Company, 4 Albany Street, New York, New York 10006, Account No. 22062, ABA No.: 021-001-033; Reference: APR Funding Collateral Account (the "Purchaser's Account"), or (B) in the event that the Seller requests that the Purchaser make an additional Purchase on the Repurchase Date under Section 1.02(a) of the Agreement, to the extent applicable (1) receipt of the amount of the Net Seller Remittance in the Purchaser's Account, or (2) receipt by the Seller of an amount equal to the absolute value of the Net Purchaser Remittance in the Agent's Account, such Adverse Determination Receivables shall thereupon be deemed removed from the Receivables Pool for all purposes hereunder and under the Agreement (the consummation of such removal being hereinafter referred to as the "Repurchase"). Notwithstanding anything herein or elsewhere to the contrary, the occurrence of the Repurchase shall not substitute for, or limit the applicable indemnification obligations under,
Article XIII of the Agreement in favor of any of the Indemnified Parties

(including, without limitation, the Purchaser), which may have been incurred in connection with the Adverse Determination and the negotiation and execution of the Repurchase.
          SECTION 2.  AMENDMENTS TO THE AGREEMENT.  Effective as of the first date on which each of the conditions set forth in Section 3 hereof shall have been satisfied, the Agreement is amended as follows:

          (a)  The definition of "Receivable" in Appendix A of the Agreement is hereby amended to insert the following parenthetical phrase after the first reference to the word "Obligor" therein:

          "(other than a Virginia Obligor)".

          (b) Appendix A of the Agreement is hereby further amended to insert the following definition after the definition of the term "Unpaid Principal Balance":

          "'Virginia Obligor' means a Direct Obligor resident in the

     Commonwealth of Virginia.".

          SECTION 3.  CONDITIONS PRECEDENT.  This Amendment shall become effective upon the satisfaction of each of the following conditions precedent:

          (a) The Agent shall have received the following (including all attachments thereto), each in form and substance satisfactory to the Agent:

                    (i)  Eight fully executed copies of  this Amendment; and

               (ii) Such other further documents and information as the Agent shall reasonably request.

          (b) No event or condition has occurred and is continuing, or would result from the execution, delivery or performance of this Amendment, which would constitute a Liquidation Event or Unmatured Liquidation Event; and

          (c)  The Repurchase shall have occurred in accordance with Section 1 hereof.

          SECTION 4.  REPRESENTATIONS, WARRANTIES AND COVENANTS.  Upon the

effectiveness of this Amendment, each of the Seller, UPAC, the Servicer and the Parent, hereby remakes and reaffirms all covenants, representations and warranties made by it (or deemed made by it) in the Agreement, the Backup Servicing Agreement, the Custody Agreement and the Parent Support Agreement (except, in each case, to the extent that such covenants, representations or warranties expressly speak as to another date).

          SECTION 5.  CONSENT AND REAFFIRMATION.  The Parent, by its execution hereof, hereby (i) consents to the execution, delivery and performance of this Amendment by all of the parties hereto and (ii) reaffirms all of its obligations and liabilities under that certain Parent Support Agreement dated as of December 31, 1996 executed by the Parent in favor of the Seller and its successors and assigns, which obligations and liabilities shall remain in full force and effect.

          SECTION 6.  GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY AND

CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
          SECTION 7.  SEVERABILITY.  Each provision of this Amendment shall be severable from every other provision of this Amendment for the purpose of determining the legal enforceability of any provision hereof, and the unenforceability of any provision hereof in one jurisdiction shall not have the effect of rendering such provision or provisions unenforceable in any other jurisdiction.
          SECTION 8.  REFERENCE TO AND EFFECT ON THE AGREEMENT.   Upon the

effectiveness of this Amendment, each reference in the Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import shall mean and be, and references to the Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Agreement shall mean and be, a reference to the Agreement as previously amended and as amended hereby. Except as otherwise amended by this Amendment, the Agreement as previously amended shall continue in full force and effect and is hereby ratified and confirmed.

          SECTION 9.  COUNTERPARTS.  This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

          SECTION 10.  FEES AND EXPENSES{TC ".  FEES AND EXPENSES"}.  The Seller

hereby confirms its agreement to pay on demand all reasonable costs and expenses in connection with the preparation, execution and delivery of this Amendment and any of the other instruments, documents and agreements to be executed and/or delivered in connection herewith, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel to the Agent with respect thereto.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.

                              APR FUNDING CORPORATION,
                                as Seller



                              By
                                Title


                              UNIVERSAL PREMIUM ACCEPTANCE CORPORATION, individually and as initial Servicer



                              By
                                Title


                                             TRANSFINANCIAL HOLDINGS, INC.
                                             (formerly known as Anuhco, Inc.)
                                                  as Parent



                              By
                                Title:
                              EAGLEFUNDING CAPITAL CORPORATION,
                                as Purchaser

                              By: BANKBOSTON, N.A.(formerly known as The First National Bank of Boston) as its attorney-in-fact


                                             By
                                   Title


                              BANKBOSTON, N.A.(formerly known as THE FIRST
                              NATIONAL BANK OF BOSTON), as Agent




                              By
Title

                                                                       Exhibit A





                          List of Virginia Receivables




[TO BE PROVIDED BY THE SELLER]








             Calculation of Repurchase Price as of Estimation Date



[TO BE PROVIDED BY THE SELLER]